Exhibit 3.2
Adopted on December 17, 2010
FINN MERGER CORPORATION
AMENDED AND RESTATED BYLAWS
ARTICLE I
OFFICES
     Section 1. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
     Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 1. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meetings or in a duly executed waiver of notice thereof.
     Section 2. Annual meetings of stockholders of the corporation shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the stockholders shall elect directors by a plurality vote, and transact such other business as may properly be brought before the meeting.
     Section 3. Written notice of the annual meeting of stockholders of the corporation, stating the place, date and hour of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of such meeting.
     Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders of the corporation, a complete list of the stockholders of the corporation entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder of the corporation and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder of the corporation, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the corporation who is present.
     Section 5. Special meetings of the stockholders of the corporation, for any purpose or purposes, unless otherwise prescribed by the Delaware General Corporation Law or other applicable law or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders of the corporation owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. Written notice of a special meeting of the stockholders of the corporation stating the place, date and hour of the meeting and purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder of the corporation entitled to vote at such meeting.
     Section 7. Business transacted at any special meeting of the stockholders of the corporation shall be limited to the purposes stated in the notice.
     Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders of the corporation for the transaction of business except as otherwise provided by Delaware General Corporation Law or other applicable law or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders of the corporation, the stockholders of the corporation entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if at the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Delaware General Corporation Law or other applicable law or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.
     Section 10. Unless otherwise provided in the certificate of incorporation, each stockholder of the corporation shall at every meeting of stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.
     Section 11. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of the stockholders of the corporation, or any action which may be take at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting for the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE III
DIRECTORS
     Section 1. The number of directors may be fixed from time to time by resolution of the stockholders of the corporation. The initial number of directors which shall constitute the Board of Directors shall be one. The directors shall be elected at the annual meeting of the stockholders of the corporation, except as provided in Section 2 of this Article III, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders of the corporation.
     Section 2. Vacancies and newly created directorships resulting from any increase in authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by Delaware General Corporation Law or other applicable law. If, at the time of filling any vacancy of any newly created directorship, the directors then in office shall constitute less than a majority of the members of the Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders of the corporation holding at least ten percent (10%) of the total number of the shares of capital stock of the corporation at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
     Section 3. The business of the corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by directed or required to be exercised or done by the stockholders of the corporation by the Delaware General Corporation Law or other applicable law or by the certificate of incorporation or by these Bylaws.
MEETINGS OF THE BOARD OF DIRECTORS
     Section 4. The Board of Directors of the corporation may hold meetings either within or without the State of Delaware.
     Section 5. Any meetings of the Board of Directors of the corporation shall be held at such date and time as shall from time to time be determined by the Board of Directors. A meeting of the Board of Directors may also be called by the Secretary or by the Chairman of the corporation. Notice of any meeting of the Board of Directors shall be provided at least one hour prior to such meeting. Notice may be waived by any director. Notice of a Board meeting may be provided orally or in writing. Written notice may be provided by e-mail to a director’s e-mail address on the records of the corporation and will be effective when sent. Written notice may be provided by facsimile transmission or by electronic transmission as provided in Article IV of these Bylaws. At all meetings of the Board of Directors, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except at may be otherwise specifically provided by the Delaware General Corporation Law or other applicable law or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 6. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
     Section 7. Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
COMMITTEES OF DIRECTORS
     Section 8. The Board of Directors may, by resolution passed by a majority of the members of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such person or persons constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders of the corporation, any action or matter (other than the election or removal of directors) expressly required by this chapter to be submitted to stockholders of the corporation for approval, or (ii) adopting, amending or repealing any of these Bylaws.
     Section 9. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
COMPENSATION OF DIRECTORS
     Section 10. Unless otherwise restricted by the certificate of incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of committees of the Board of Directors may be allowed like compensation for attending committee meetings.
REMOVAL OF DIRECTORS
     Section 11. Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.
ARTICLE IV
NOTICES
     Section 1. Whenever, under the provisions of the Delaware General Corporation Law or other applicable law or of the certificate of incorporation or of these Bylaws, notice is required to be given to any director or stockholder of the corporation, it shall not be construed to mean personal notice, but such notice may be given in writing and will be deemed to have been duly given if (i) personally delivered, (ii) sent by United States mail (addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid), (iii) by facsimile directed to a number at which the such director or stockholder has consented to receive notice, or (iv) by electronic mail or other means of electronic transmission, when directed to an electronic mail address at which such director or stockholder has consented to receive notice, Notices will be deemed given, unless earlier received, (i) when delivered, if personally delivered, (ii) two (2) business days after being deposited in the United States Mail, if mailed, (iii) upon transmission if sent by facsimile, and (iv) upon transmission is sent by electronic mail or other means of electronic transmission. Each director shall provide the Secretary of the corporation with either a facsimile number at which such director consents to receive notice or an electronic mail address at which the director consents to receive notice.
     Section 2. Whenever any notice is required to be given to any director or stockholder of the corporation under the provisions of the Delaware General Corporation Law or other applicable law or of the certificate of incorporation or of these Bylaws, a waiver, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by such person or person, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders of the corporation, any meeting of the Board of Directors or any committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these Bylaws.
     Section 3. For purposes of this chapter, “electronic transmission” means any electronic mail or any other form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
ARTICLE V
OFFICERS
     Section 1. The officers of the corporation shall be a president, a chief financial officer, one or more vice presidents and a secretary. The corporation may also have, at the discretion of the Board of Directors, a chief executive officer, a corporate controller, one or more assistant vice presidents, one or more assistant secretaries and such other officers as may be appointed in accordance with the provisions hereof. One person may hold two or more offices.
     Section 2. Each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 3. Any officer may be removed, wither with or without cause, by the Board of Directors at any meeting of the Board of Directors or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power or removal may be conferred by the Board of Directors.
     Section 4. A vacancy in any office for any reason shall be filled in the manner prescribed in these Bylaws for the regular appointments to such office.
THE CHIEF EXECUTIVE OFFICER
     Section 5. The chief executive officer (if there is such an officer) of the corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He or she shall preside at all meetings of stockholders of the corporation and the Board of Directors. He or she shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties with respect to the administration of the business and affairs of the corporation as may from time to time be assigned to him or her by the Board of Directors or as prescribed by these Bylaws. In the absence or disability of the president, the chief executive officer, in addition to his or her assigned duties and powers, shall perform all the duties or the president and when so acting shall have all the powers and be subject to all the restrictions upon the president.
THE PRESIDENT
     Section 6. The president shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the corporation as may from time to time be assigned to him or her by the chief executive officer (unless the president is also the chief executive officer) or by the Board of Directors or as is prescribed by these Bylaws. In the absence or disability of the chief executive officer, the president shall perform all of the duties of the chief executive officer and when so acting shall have all of the powers and be subject to all the restrictions upon the chief executive officer.
THE VICE PRESIDENTS
     Section 7. The vice presidents shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the corporation as may from time to time be assigned to each of them by the chief executive officer, the president, by the Board of Directors or as is prescribed by these Bylaws. In the absence or disability of the chief executive officer (if there is such an officer) and of the president, the vice presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the vice president designated by the Board of Directors, shall perform all of the duties of the president and when so acting shall have all of the powers of and be subject to all the restrictions upon the president.
THE SECRETARY AND THE ASSISTANT SECRETARY
     Section 8. The secretary shall keep or cause to be kept, a book of minutes at the principal office for the transaction of the business of the corporation, or such other place as the Board of Directors may order, of all meetings of the Board of Directors and the stockholders of the corporation.
     Section 9. The secretary shall keep, or cause to be kept, at the principal offices for the transaction of the business of the corporation or at the office of the corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the stockholders of the corporation and their addresses, the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.
     Section 10. The secretary shall give, or cause to be given, notice of all the meetings of the stockholders of the corporation and of the Board of Directors required by these Bylaws or by the Delaware General Corporation Law or other applicable law to be given, and he or she shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws. If for any reason the secretary shall fail to give notice of any meeting of the Board of Directors called by one or more of the persons identified in Section 5 of Article III of these Bylaws, or if he or she shall fail to give notice of any special meeting of the stockholders of the corporation called by one or more of the persons identified in Section 5 of Article II of these Bylaws, then any such person or persons may give notice of any such special meeting.
THE CHIEF FINANCIAL OFFICER
     Section 11. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director. The chief financial officer shall deposit, or cause to be deposited, all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the chief executive officer (if there is such an officer), to the president and to the Board of Directors, whenever requested, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

ARTICLE VI
STOCK
     Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice chairman of the Board of Directors, or the chief executive officer, president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation.
     Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such signature is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
LOST CERTIFICATES
     Section 3. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
TRANSFER OF STOCK
     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority of transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
FIXING RECORD DATE
     Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders of the corporation or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders of the corporation shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders of the corporation shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 6. In order that the corporation may determine the stockholders of the corporation entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders of the corporation entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders of the corporation are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders of the corporation entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
     Section 7. In order that the corporation may determine the stockholders of the corporation entitled to receive payment of any divided or other distribution or allotment of any rights or the stockholders of the corporation entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders of the corporation for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
REGISTERED STOCKHOLDERS
     Section 8. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VII
GENERAL PROVISIONS
SEAL
     Section 1. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise.
INDEMNIFICATION
     Section 2. The corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the Delaware General Corporation Law.
     Section 3. In addition to the right to indemnification conferred in Section 2 of this Article VII, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”) shall also have the right to be paid by the corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, such advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise.

     Section 4. If a written request for indemnification (hereinafter a “Claim”) under Section 2 or Section 3 of this Article VII is not paid in full by the corporation within 60 days after such Claim has been received by the corporation, except in the case of a Claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the Claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to also be paid the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that such indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking by an indemnitee, the corporation shall be entitled to recover such expenses upon a final adjudication that such indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking by an indemnitee, the burden of proving that such indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the corporation.
AMENDMENTS
     Section 5. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted by the stockholders of the corporation or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation. If the power to adopt, amend or repeal these Bylaws is conferred upon the Board of Directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal these Bylaws.